                                                                      Exhibit 99

                                       PUERTO RICO CONTACT:
                                       Juan C. Cruz,
                                       Oriental Financial Group
                                        (787) 771-6820
[ORIENTAL FINANCIAL GROUP LOGO]
                                       U.S. CONTACT:
                                       Steven Anreder and Gary Fishman,
                                       Anreder & Company
                                       (212) 532-3232

        ORIENTAL FINANCIAL GROUP REPORTS NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $7.3 MILLION FOR THE THREE MONTHS AND $14.5 MILLION FOR THE
              SIX-MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2005

SAN JUAN, Puerto Rico, April 13, 2006 - Oriental Financial Group Inc. (NYSE:
OFG) today announced results for the quarter and the six-month transition period ended December 31, 2005.

Net income available to common shareholders totaled $7.3 million, compared to $14.4 million in the corresponding year ago quarter and $7.2 million in the preceding quarter ended September 30, 2005. Earnings per common share fully diluted were $0.29, compared to $0.55 in the December 2004 quarter and $0.29 in the September 2005 quarter. Book value per share at December 31, 2005 equaled $11.14, compared to $10.17 at December 31, 2004 and $11.06 at September 30, 2005. Stockholders' equity at December 31, 2005 totaled $341.8 million, approximately level with the preceding quarter and 7.4% greater than a year ago. Total financial assets managed and owned at December 31, 2005 were $7.55 billion, up 5.3% year over year and 2.2% sequentially.

Jose Rafael Fernandez, President and CEO, said December 2005 quarter results primarily reflect the effects of rising short-term interest rates and corresponding interest margin compression, which continues to be a challenge for the Group. The Federal Reserve Board has increased short-term rates 350 basis points since June 2004. The December 2005 quarter also reflects a decline in non-interest income from reduced sales of mortgage loans and a lower gain on sale of securities as compared to the December 2004 quarter.

Mr. Fernandez noted that the Group continued to achieve progress during the quarter in a number of strategically important areas, demonstrating the underlying strength of its franchise:

     - Interest income from loans increased 17.7% year over year (3.1% sequentially), on a 17.6% increase in the loan portfolio.

     - Banking service revenues increased 17.9% year over year, assisted by the Group's expanding service levels and branch network. During the quarter, the Group relocated an office to a new, expanded branch in Arecibo, the largest city geographically in Puerto Rico.

     - The Group was authorized by the Federal National Mortgage Association to sell Fannie Mae conforming mortgage loans directly into the secondary market. The Group also launched an instant pre-approval service on its website for single family home and apartment mortgages.

     - Trust assets managed increased 5.9% year over year and 1.3% sequentially, to $1.88 billion, reflecting the success of the Group's wealth management business.

The Group's results for periods prior to the December 2005 quarter include restatements resulting from the conclusion of the reevaluation of the accounting treatment of two separate matters that were disclosed initially on March 15, 2006.

In the first matter, certain mortgage-related transactions with R-G Premier Bank of Puerto Rico recorded in prior periods as purchases of residential mortgage loans secured by first lien mortgages were reclassified as commercial loans secured by such first lien mortgages. Such transactions had an outstanding principal balance of approximately $82 million as of March 31, 2006. This revised classification did not result in the need to adjust the allowance for loan losses or any change in stockholders' equity, net income or earnings per share for any period, and did not have an impact on compliance with regulatory capital requirements. The Group has requested a waiver, which it expects to obtain, from the Office of the Commissioner of Financial Institutions of Puerto Rico with respect to the statutory limit for loans to a single borrower as it relates to these transactions.

In the second matter, certain employee stock option awards, which had non-traditional anti-dilution provisions, were accounted for as variable awards as opposed to fixed awards. While this has resulted in non-cash adjustments to previously reported stockholders' equity, net income and earnings per share, and adjustments to total average shares outstanding and equivalents, for periods through September 30, 2005, the net effect of such adjustments had no impact on total stockholders' equity at December 31, 2005. The effect on stockholders' equity and net income for the September 30, 2005 quarter and the past five fiscal years is detailed in an accompanying table.

With the conclusion of these matters, the Group expects to file its report on Form 10-K for the six-month transition period ended December 31, 2005 by the end of April 2006 or shortly thereafter. As previously disclosed, the transition report is required because the Group changed its fiscal year-end from June 30th to December 31st.

NET INTEREST INCOME

The decline in net interest income in the December 2005 quarter reflected rates on interest bearing liabilities rising faster than the yields on interest earning assets, as the Group's borrowings are primarily short-term, which are more sensitive to rising rates. Interest income for the quarter totaled $54.3 million, an increase of 13.3% over the December 2004 quarter and 6.8% sequentially. Interest income from loans rose 17.7% over the December 2004 quarter and 3.1% over the September 2005 quarter due to higher volume from increased loan production and retention of mortgage loans. Interest income from securities rose 11.5% over the December 2004 quarter and 8.4% over the September 2005 quarter, also due to higher volume.

Interest expense of $37.2 million increased 49.8% over the December 2004 quarter and 11.2% sequentially. Such increase principally reflected a 54.4% year over year rise in the cost of repurchase agreements. The resulting net interest income for the quarter was $17.1 million compared to $17.3 million in the September 2005 quarter and $23.1 million in the December 2004 quarter. The interest rate margin was 1.58%, only 6 basis points lower when compared to 1.64% in the preceding quarter. Interest rate margin was 2.31% in the December 2004 quarter.

NON-INTEREST INCOME

Banking service revenues were $2.3 million for the December 2005 quarter, an increase of 17.9% from the December 2004 quarter and 1.4% sequentially. This growth was due to the Group's ongoing strategies to increase fee revenue, which was enhanced by the addition of the Miramar branch (the Group's 24th) in July and the newly expanded Arecibo branch in December. Financial service revenues were $3.6 million for the December 2005 quarter, a decrease of 8.6% from the December 2004 quarter and 8.7% from the preceding quarter. The decline was due to temporary softness for investment transactions in Puerto Rico financial markets, as well as the Group's continuing transition to a wealth management model, which generates ongoing asset-based fees versus one-time transaction fees.

Mortgage banking activities generated $0.6 million, versus $3.5 million in the December 2004 quarter, which included significant mortgage sales, and $1.1 million in the September 2005 quarter. The net gain on securities was $0.3 million, the same as in the preceding quarter, but down from $2.4 million a year ago. The declines in mortgage banking and net gain on securities reflected the Group's strategy subsequent to the December 2004 quarter of retaining a higher amount of mortgages, as well as profitable investment securities, to obtain recurring interest income.

NON-INTEREST EXPENSES

Non-interest expenses totaled $16.4 million, compared to $18.5 million in the December 2004 quarter, which included $3.0 million in non-cash, option-related compensation expense, and $15.4 million in the September 2005 quarter. The December 2005 quarter included higher professional service fees related to the Group's change in fiscal year; start-up expenses related to new and expanded branches; and acceleration of amortization of existing leasehold improvements in anticipation of the Group's move to new corporate offices expected in May 2006. Such corporate offices will consolidate all of the Group's non-branch operations, enhancing efficiencies and resulting in a net reduction of rent. In addition, the Group plans to add nine new branches in the next four years, for a total of 33, and upgrade others.

FINANCIAL ASSETS

Total financial assets managed and owned at December 31, 2005 were $7.55 billion, a 5.3% increase year over year and a 2.2% increase from the preceding quarter. Expanded trust, loan and investment securities volume accounted for this growth. Trust assets managed totaled $1.88 billion, an increase of 5.9% year over year and 1.3% sequentially. Broker-dealer assets gathered amounted to $1.13 billion, a decline of 8.5% year over year and 1.0% sequentially. Assets owned were $4.54 billion, up 9.1% year over year and 3.4% sequentially.

INVESTMENT SECURITIES

Investment securities were $3.48 billion at December 31, 2005, an increase of 5.4% year over year and 3.0% sequentially. Investments increased $245.2 million from June 30, 2005, primarily due to the purchase of AAA and AA-rated U.S. agency notes to offset prepayments of mortgage backed securities. Despite this temporary increase, the Group's objective continues to be focused on maintaining its investment portfolio on a level with June 30, 2005, preferring to grow the loan portfolio, in particular variable rate loans, to increase interest income.

LENDING ACTIVITIES

Total loans were $903.3 million at December 31, 2005, up 17.6% from a year ago and 0.4% sequentially. Mortgage loans were $645.9 million at December 31, 2005, increasing 11.3% year over year and 2.4% on a sequential quarter basis. Residential mortgage loan production was $61.4 million, 9.8% greater year over year and down 16.3% sequentially. Commercial loans, mainly secured by real estate, were $228.2 million at December 31, 2005, a 31.5% year over year increase and a 2.3% decline from September 30, 2005. Commercial production during the December 2005 quarter was $9.8 million versus $26.4 million a year ago and $23.0 million in the preceding quarter. Consumer loans were $35.5 million at December 31, 2005, representing increases of 45.7% year over year and 13.6% sequentially. Consumer loan production was $8.1 million in the December 2005 quarter, up 47.3% year over year and 32.6% from the September 2005 quarter.

INTEREST BEARING LIABILITIES

Deposits of $1.30 billion at December 31, 2005 represent an increase of 21.8% year over year and a decline of 0.5% on a sequential quarter basis. The year over year growth primarily reflected brokered CDs issued prior to June 30, 2005. Borrowings at December 31, 2005 totaled $2.82 billion, an increase of 3.6% year over year and 8.2% on a sequential quarter basis, primarily due to the Group's increased use of repurchase agreements. While the Group's long-term strategy is to use deposits rather than borrowings to fund asset growth, from time to time it is more cost-effective for the Group to use repurchase agreements, as it did in the December 2005 quarter.

CREDIT QUALITY

Provision for loan losses for the six-month period ended December 31, 2005 was $1.9 million. This compares to $1.8 million in the year ago period and exceeds net charge-offs of $1.8 million (0.38% of average loans outstanding) for the six-month period ended December 31, 2005. The provision is based on an analysis by the Group of the credit quality and composition of its loan portfolio to maintain the allowance at an adequate level.

At December 31, 2005, non-performing loans were $28.4 million, down 5.6% from a year ago and level with September 30, 2005. Non-performing loans to total loans were 3.12%, level with the sequential quarter and down from 3.87% a year ago. Non-performing assets to total assets were 0.73%, down from 0.79% a year ago and 0.75% at September 30, 2005. Non-performing assets at December 31, 2005 included foreclosed properties of $4.8 million versus $2.7 million at December 31, 2004.

CAPITAL

The Group continues to be a well-capitalized institution, with ratios that are significantly above regulatory capital adequacy guidelines. At December 31, 2005, Tier 1 Leverage Capital Ratio was 10.13% (more than 2.5 times the minimum of 4.00%), Tier 1 Risk-Based Capital Ratio was 34.68% (more than 8 times the minimum of 4.00%), and Total Risk-Based Capital Ratio was 35.19% (more than 4 times the minimum of 8.00%).

STOCK REPURCHASE PROGRAM

As previously disclosed, on August 30, 2005, the Board of Directors approved a new stock repurchase program for up to $12.1 million of the Group's outstanding shares of common stock. Pursuant to this program, the Group repurchased 200,000 shares of its common stock at an average price of $11.62 each, for a total $2,324,000 during the three-month period ended December 31, 2005, and repurchased 345,000 shares at an average price of $13.56 each, for a total of $4,679,000 during the three-month period ended September 30, 2005.

ABOUT ORIENTAL FINANCIAL GROUP

Oriental Financial Group Inc. (www.OrientalOnline.com) is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 41st year in business, Oriental provides comprehensive financial services to its clients throughout Puerto Rico and offers third party pension plan administration through its wholly owned subsidiary, Caribbean Pension Consultants, Inc. The Group's core businesses include a full range of mortgage, commercial and consumer banking services offered through 24 financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services.

FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements that reflect management's beliefs and expectations and are subject to risks and uncertainties inherent to the Group's business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group's filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release as a result of developments occurring after the date of issuance.

                                     # # #

ORIENTAL FINANCIAL GROUP
FINANCIAL SUMMARY
(NYSE:OFG)

                                                                                        QUARTER ENDED
                                                                    ----------------------------------------------------
                                                                     31-DEC-05    31-DEC-04          %       30-SEP-05
                                                                    ----------  -------------     ------   -------------
                                                                                (AS RESTATED)              (AS RESTATED)
                                                                                -------------              -------------
SUMMARY OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA):

INTEREST INCOME:
   Loans                                                            $   15,684  $      13,320       17.7%  $      15,218
   Investment securities                                                38,589         34,597       11.5%         35,595
                                                                    ----------  -------------     ------   -------------
     TOTAL INTEREST INCOME                                              54,273         47,917       13.3%         50,813
                                                                    ----------  -------------     ------   -------------
INTEREST EXPENSE:                                                            -              -
   Deposits                                                             10,693          6,905       54.9%          9,589
   Securities sold under agreements to repurchase                       22,776         14,747       54.4%         20,132
   Other borrowed funds                                                  3,752          3,203       17.1%          3,764
                                                                    ----------  -------------     ------   -------------
     TOTAL INTEREST EXPENSE                                             37,221         24,855       49.8%         33,485
                                                                    ----------  -------------     ------   -------------
                                                                             -              -
          NET INTEREST INCOME                                           17,052         23,062      -26.1%         17,328
     Provision for loan losses                                            (951)        (1,105)     -13.9%           (951)
                                                                    ----------  -------------     ------   -------------
          NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           16,101         21,957      -26.7%         16,377
                                                                    ----------  -------------     ------   -------------
                                                                             -              -
NON-INTEREST INCOME:
   Financial service revenues                                            3,582          3,917       -8.6%          3,924
   Banking service revenues                                              2,250          1,908       17.9%          2,219
   Mortgage banking activities                                             633          3,476      -81.8%          1,068
                                                                    ----------  -------------     ------   -------------
     Total banking and financial service revenues                        6,465          9,301      -30.5%          7,211
   Net gain on sale of securities                                          311          2,366      -86.9%            345
   Net gain (loss) on derivatives                                        1,127            248      354.4%            (50)
   Other                                                                   653             28     2233.4%            319
                                                                    ----------  -------------     ------   -------------
          TOTAL NON-INTEREST INCOME                                      8,556         11,943      -28.4%          7,825
                                                                    ----------  -------------     ------   -------------

NON-INTEREST EXPENSES:
   Compensation and employees' benefits                                  6,454          8,863      -27.2%          6,260
   Occupancy and equipment                                               2,823          2,549       10.7%          2,976
   Advertising and business promotion                                    1,837          2,282      -19.5%          1,350
   Professional and service fees                                         2,078          1,705       21.9%          1,693
   Communication                                                           424            393        7.9%            413
   Loan servicing expenses                                                 465            447        4.0%            446
   Taxes, other than payroll and income taxes                              598            451       32.6%            597
   Electronic banking charges                                              465            500       -7.0%            388
   Printing, postage, stationery and supplies                              269            226       19.0%            259
   Insurance, including deposit insurance                                  189            194       -2.6%            185
   Other                                                                   821            850       -3.4%            823
                                                                    ----------  -------------     ------   -------------
     TOTAL NON-INTEREST EXPENSES                                        16,423         18,460      -11.0%         15,390
                                                                    ----------  -------------     ------   -------------

INCOME BEFORE INCOME TAXES                                               8,234         15,440      -46.7%          8,812
   Income tax benefit (expense )                                           264            123      114.9%           (391)
                                                                    ----------  -------------     ------   -------------
NET INCOME                                                               8,499         15,563      -45.4%          8,421
   Less: Dividends on preferred stock                                   (1,200)        (1,200)       0.0%         (1,200)
                                                                    ----------  -------------     ------   -------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                         $    7,299  $      14,363      -49.2%  $       7,221
                                                                    ==========  =============     ======   =============

                                                                          SIX-MONTH PERIOD ENDED             YEAR-ENDED
                                                                    ----------------------------------     -------------
                                                                     31-DEC-05    31-DEC-04        %         30-JUN-05
                                                                    ----------  -------------   ------     -------------
                                                                                (AS RESTATED)              (AS RESTATED)
                                                                                -------------              -------------
SUMMARY OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA):

INTEREST INCOME:
   Loans                                                            $   30,901  $      26,610     16.1%    $      54,966
   Investment securities                                                74,185         66,254     12.0%          134,346
                                                                    ----------  -------------   ------     -------------
     TOTAL INTEREST INCOME                                             105,086         92,864     13.2%          189,312
                                                                    ----------  -------------   ------     -------------
INTEREST EXPENSE:                                                            -              -
   Deposits                                                             20,281         13,423     51.1%           29,744
   Securities sold under agreements to repurchase                       42,909         26,555     61.6%           60,524
   Other borrowed funds                                                  7,516          6,171     21.8%           12,631
                                                                    ----------  -------------   ------     -------------
     TOTAL INTEREST EXPENSE                                             70,706         46,149     53.2%          102,899
                                                                    ----------  -------------   ------     -------------
                                                                             -              -
          NET INTEREST INCOME                                           34,380         46,715    -26.4%           86,413
     Provision for loan losses                                          (1,902)        (1,805)     5.4%           (3,315)
                                                                    ----------  -------------   ------     -------------
          NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES           32,478         44,910    -27.7%           83,098
                                                                    ----------  -------------   ------     -------------
                                                                             -              -
NON-INTEREST INCOME:
   Financial service revenues                                            7,506          7,612     -1.4%           14,371
   Banking service revenues                                              4,495          3,859     16.5%            7,752
   Mortgage banking activities                                           1,702          5,532    -69.2%            7,774
                                                                    ----------  -------------   ------     -------------
     Total banking and financial service revenues                       13,703         17,003    -19.4%           29,897
   Net gain on sale of securities                                          655          5,609    -88.3%            7,431
   Net gain (loss) on derivatives                                        1,077           (322)  -434.5%           (2,811)
   Other                                                                   947             57   1561.4%              368
                                                                    ----------  -------------   ------     -------------
          TOTAL NON-INTEREST INCOME                                     16,382         22,347    -26.7%           34,885
                                                                    ----------  -------------   ------     -------------

NON-INTEREST EXPENSES:
   Compensation and employees' benefits                                 12,714         15,910    -20.1%           23,606
   Occupancy and equipment                                               5,798          5,050     14.8%           10,583
   Advertising and business promotion                                    3,187          3,599    -11.4%            6,506
   Professional and service fees                                         3,771          3,380     11.6%            6,994
   Communication                                                           837            843     -0.7%            1,630
   Loan servicing expenses                                                 911            896      1.7%            1,727
   Taxes, other than payroll and income taxes                            1,195            902     32.5%            1,836
   Electronic banking charges                                              854          1,015    -15.9%            2,075
   Printing, postage, stationery and supplies                              528            474     11.4%              891
   Insurance, including deposit insurance                                  374            392     -4.6%              767
   Other                                                                 1,645          1,460     12.7%            3,348
                                                                    ----------  -------------   ------     -------------
     TOTAL NON-INTEREST EXPENSES                                        31,814         33,921     -6.2%           59,963
                                                                    ----------  -------------   ------     -------------

INCOME BEFORE INCOME TAXES                                              17,046         33,336    -48.9%           58,020
   Income tax benefit (expense )                                          (127)          (645)   -80.4%            1,649
                                                                    ----------  -------------   ------     -------------
NET INCOME                                                              16,919         32,691    -48.2%           59,669
   Less: Dividends on preferred stock                                   (2,401)        (2,401)     0.0%           (4,802)
                                                                    ----------  -------------   ------     -------------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                         $   14,518  $      30,290    -52.1%    $      54,867
                                                                    ==========  =============   ======     =============

OFG -- Earnings Release Financial Tables 12.31.05 -- FINAL                Page 1

ORIENTAL FINANCIAL GROUP
FINANCIAL SUMMARY
(NYSE:OFG)

                                                                                         QUARTER ENDED
                                                                      ---------------------------------------------------
                                                                      31-DEC-05     31-DEC-04          %      30-SEP-05
                                                                      ---------   -------------      -----  ------------
                                                                                  (AS RESTATED)             (AS RESTATED)
                                                                                  -------------             ------------
SUMMARY OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA):

EARNINGS PER SHARE (1)
   Earning per common share (basic)                                   $    0.30   $        0.59      -49.3% $        0.29
                                                                      ---------   -------------      -----  -------------
   Earning per common share (diluted)                                 $    0.29   $        0.55      -47.1% $        0.29
                                                                      ---------   -------------      -----  -------------
   Dividends declared per common share                                $    0.14   $        0.14        0.0% $        0.14
                                                                      ---------   -------------      -----  -------------

   Average shares outstanding (1)                                        24,628          24,552        0.3%        24,926
   Average potential common share-options (1)                               223           1,340      -83.4%           398
                                                                      ---------   -------------      -----  -------------
     TOTAL AVERAGE SHARES OUTSTANDING AND EQUIVALENTS (1)                24,851          25,892       -4.0%        25,324
                                                                      ---------   -------------      -----  -------------

   Common shares outstanding at end of period                                                                      24,776
                                                                                                            -------------
   Book value per common share                                                                              $       11.06
                                                                                                            -------------

PERFORMANCE RATIOS:
   Return on assets                                                        0.76%           1.50%     -49.2%          0.78%
                                                                      ---------   -------------      -----  -------------
   Return on common equity                                                10.60%          22.61%     -53.1%         12.68%
                                                                      ---------   -------------      -----  -------------
   Efficiency ratio                                                       69.83%          57.04%      22.4%         62.72%
                                                                      ---------   -------------      -----  -------------
   Leverage capital ratio                                                                                           10.28%
                                                                                                            -------------
   Tier 1 risk-based capital                                                                                        37.01%
                                                                                                            -------------
   Total risk-based capital                                                                                         37.58%
                                                                                                            -------------

                                                                             SIX-MONTH PERIOD ENDED                 YEAR-ENDED
                                                                      ---------------------------------------     -------------
                                                                       31-DEC-05        31-DEC-04       %           30-JUN-05
                                                                      -----------      -------------  ------      -------------
                                                                                       (AS RESTATED)              (AS RESTATED)
                                                                                       -------------              -------------
SUMMARY OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA):

EARNINGS PER SHARE (1)
   Earning per common share (basic)                                   $      0.59      $        1.24    -52.8%    $        2.23
                                                                      -----------      -------------   ------     -------------
   Earning per common share (diluted)                                 $      0.58      $        1.17    -50.7%    $        2.14
                                                                      -----------      -------------   ------     -------------
   Dividends declared per common share                                $      0.28      $        0.27      3.7%    $        0.55
                                                                      -----------      -------------   ------     -------------

   Average shares outstanding (1)                                          24,777             24,407      1.5%           24,571
   Average potential common share-options (1)                                 318              1,404    -78.1%            1,104
                                                                      -----------      -------------   ------     -------------
     TOTAL AVERAGE SHARES OUTSTANDING AND EQUIVALENTS (1)                  25,095             25,811     -2.8%           25,675
                                                                      -----------      -------------   ------     -------------

   Common shares outstanding at end of period                              24,577             24,598     -0.1%           24,876
                                                                      -----------      -------------   ------     -------------
   Book value per common share                                        $     11.14      $       10.17      9.5%    $       10.88
                                                                      -----------      -------------   ------     -------------

PERFORMANCE RATIOS:
   Return on assets                                                          0.77%              1.65%   -53.4%             1.39%
                                                                      -----------      -------------   ------     -------------
   Return on common equity                                                  11.54%             24.78%   -53.4%            20.15%
                                                                      -----------      -------------   ------     -------------
   Efficiency ratio                                                         66.12%             53.24%    24.2%            54.01%
                                                                      -----------      -------------   ------     -------------
   Leverage capital ratio                                                   10.13%             10.53%    -3.8%            10.59%
                                                                      -----------      -------------   ------     -------------
   Tier 1 risk-based capital                                                34.68%             40.28%   -13.9%            36.96%
                                                                      -----------      -------------   ------     -------------
   Total risk-based capital                                                 35.19%             40.98%   -14.1%            37.50%
                                                                      -----------      -------------   ------     -------------

(1) DATA ADJUSTED TO GIVE RETROACTIVE EFFECT TO THE 10% STOCK DIVIDEND DECLARED ON THE GROUP'S COMMON STOCK ON NOVEMBER 30, 2004.

                                                                 30-SEP-05     31-DEC-05       31-DEC-04       %        30-JUN-05
                                                               -------------  ------------   --------------  -----    -------------
                                                               (AS RESTATED)                  (AS RESTATED)           (AS RESTATED)
                                                               -------------                 --------------           -------------
SELECTED FINANCIAL DATA AT PERIOD-END
   Trust Assets Managed                                        $   1,850,957  $  1,875,300   $    1,770,938    5.9%   $   1,823,292
   Broker-Dealer Assets Gathered                                   1,143,873     1,132,286        1,237,960   -8.5%       1,135,115
                                                               -------------  ------------   --------------  -----    -------------
        TOTAL ASSETS MANAGED                                       2,994,830     3,007,586        3,008,898    0.0%       2,958,407
   Assets owned                                                    4,392,983     4,544,454        4,164,411    9.1%       4,246,865
                                                               -------------  ------------   --------------  -----    -------------
        TOTAL FINANCIAL ASSETS MANAGED AND OWNED               $   7,387,813  $  7,552,040   $    7,173,309    5.3%   $   7,205,272
                                                               =============  ============   ==============  =====    =============

CASH AND DUE FROM BANKS                                        $      15,930  $     13,789   $        9,843   40.1%   $      14,892
                                                               -------------  ------------   --------------  -----    -------------

INTEREST-EARNING ASSETS:
   INVESTMENTS:

     Short term investments                                           70,387        63,480           25,112  152.8%          39,791
     Trading securities                                                  188           146            1,115  -86.9%             265
     Investment securities available-for-sale, at fair value       1,017,355     1,046,884        1,237,153  -15.4%       1,029,720
     Investment securities held-to-maturity, at amortized cost     2,261,155     2,346,255        2,008,489   16.8%       2,134,746
     Federal Home Loan Bank (FHLB) stock, at cost                     27,058        20,002           28,160  -29.0%          27,058
                                                               -------------  ------------   --------------  -----    -------------
        TOTAL INVESTMENTS                                          3,376,143     3,476,767        3,300,029    5.4%       3,231,580
                                                               -------------  ------------   --------------  -----    -------------

OFG -- Earnings Release Financial Tables 12.31.05 -- FINAL                Page 2

ORIENTAL FINANCIAL GROUP
FINANCIAL SUMMARY
(NYSE:OFG)

                                                      QUARTER ENDED                       SIX-MONTH PERIOD ENDED         YEAR-ENDED
                                       ------------------------------------------- -----------------------------------  ------------

                                       31-DEC-05   31-DEC-04     %     30-SEP-05    31-DEC-04    31-DEC-05       %        30-JUN-05
                                       --------- ------------- ---- -------------   ----------- ------------  -------- -------------
                                                 (AS RESTATED)      (AS RESTATED)              (AS RESTATED)           (AS RESTATED)
                                                 -------------      -------------              -------------           -------------
SUMMARY OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA):

   LOANS:
     Mortgage loans                                                      630,792      645,925      580,367       11.3%      633,845
     Commercial loans, mainly secured
          by real estate                                                 233,485      228,163      173,529       31.5%      236,668
     Consumer loans                                                       31,246       35,483       24,347       45.7%       30,027
                                                                    ------------   ----------  -----------    -------  ------------
        LOANS RECEIVABLE, GROSS                                          895,523      909,571      778,243       16.9%      900,540
     Less: deferred loan fees, net                                        (8,597)      (8,579)      (8,295)       3.4%       (8,404)
                                                                    ------------   ----------  -----------    -------  ------------
        LOANS RECEIVABLE                                                 886,926      900,992      769,948       17.0%      892,136
     Allowance for loan losses                                            (6,837)      (6,630)      (7,565)     -12.4%       (6,495)
                                                                    ------------   ----------  -----------    -------  ------------
        LOANS RECEIVABLE, NET                                            880,089      894,362      762,383       17.3%      885,641
     Mortgage loans held for sale                                         19,572        8,946        5,567       60.7%       17,963
                                                                    ------------   ----------  -----------    -------  ------------
        TOTAL LOANS RECEIVABLE, NET                                      899,661      903,308      767,950       17.6%      903,604
                                                                    ------------   ----------  -----------    -------  ------------
               TOTAL INTEREST-EARNING
                   ASSETS                                              4,275,804    4,380,075    4,067,979        7.7%    4,135,184
                                                                    ============   ==========  ===========    =======  ============

Securities sold but not yet delivered                                        707       44,009          688     6296.7%        1,034
Accrued interest receivable                                               26,178       29,067       21,289       36.5%       23,735
Premises and equipment, net                                               15,471       14,828       17,571      -15.6%       15,269
Deferred tax asset, net                                                    6,980        7,922        6,207       27.6%        6,191
Foreclosed real estate, net                                                4,521        4,802        2,687       78.7%        4,186
Other assets                                                              47,392       49,962       38,147       31.0%       46,374
                                                                    ------------   ----------  -----------    -------  ------------
     TOTAL ASSETS                                                   $  4,392,983   $4,544,454  $ 4,164,411        9.1%  $ 4,246,865
                                                                    ============   ==========  ===========    =======  ============

INTEREST-BEARING LIABILITIES:
   DEPOSITS:
     Demand deposits                                                $    145,950   $  146,623  $   158,228       -7.3%  $   152,165
     Savings accounts                                                     86,258       82,641       96,658      -14.5%       93,925
     Certificates of deposit                                           1,072,564    1,069,304      811,037       31.8%    1,006,807
                                                                    ------------   ----------  -----------    -------  ------------
        TOTAL DEPOSITS                                                 1,304,772    1,298,568    1,065,923       21.8%    1,252,897
                                                                    ------------   ----------  -----------    -------  ------------

   BORROWINGS:
          Short term borrowings                                     $          -   $    1,930  $         -      100.0%  $         -
     Securities sold under
       agreements to repurchase                                     $  2,208,847   $2,417,570  $ 2,337,826        3.4%  $ 2,191,756
     Advances from FHLB                                             $    300,000   $  313,300  $   300,000        4.4%  $   300,000
     Subordinated capital notes                                     $     72,166   $   72,166  $    72,166        0.0%  $    72,166
     Term notes and other borrowings                                      26,641       17,525       15,000       16.8%       27,310
                                                                    ------------   ----------  -----------    -------  ------------
        TOTAL BORROWINGS                                               2,607,654    2,822,491    2,724,992        3.6%    2,591,232
                                                                    ------------   ----------  -----------    -------  ------------
             TOTAL INTEREST-BEARING
                 LIABILITIES                                           3,912,426    4,121,059    3,790,915        8.7%    3,844,129
                                                                    ============   ==========  ===========    =======  ============

SECURITIES AND LOANS PURCHASED BUT
   NOT YET RECEIVED                                                      100,000       43,354           87    49732.2%       22,772
ACCRUED EXPENSES AND OTHER LIABILITIES                                    38,635       38,250       55,315      -30.9%       41,209
                                                                    ------------   ----------  -----------    -------  ------------
             TOTAL LIABILITIES                                         4,051,061    4,202,663    3,846,317        9.3%    3,908,110
                                                                    ============   ==========  ===========    =======  ============

OFG -- Earnings Release Financial Tables 12.31.05 -- FINAL                Page 3

ORIENTAL FINANCIAL GROUP
FINANCIAL SUMMARY
(NYSE:OFG)

                                                      QUARTER ENDED                       SIX-MONTH PERIOD ENDED         YEAR-ENDED
                                       ------------------------------------------- ----------------------------------- -------------
                                       31-DEC-05   31-DEC-04    %     30-SEP-05     31-DEC-05     31-DEC-04      %       30-JUN-05
                                       --------- ------------- ---- -------------- -----------  ------------- -------- -------------
                                                 (AS RESTATED)       (AS RESTATED)              (AS RESTATED)          (AS RESTATED)
                                                 -------------      --------------              -------------          -------------
SUMMARY OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA):

PREFERRED EQUITY                                                          68,000        68,000       68,000      0.0%        68,000
                                                                     -----------   -----------   ----------   ------   ------------
COMMON EQUITY:
   Common stock                                                           25,321        25,350       24,601      3.0%        25,104
   Additional paid-in capital                                            186,270       186,538      199,476     -6.5%       206,804
   Legal surplus                                                          34,916        35,922       31,280     14.8%        33,893
   Retained earnings                                                      71,348        74,197       31,851    133.0%        46,705
   Treasury stock                                                         (8,031)      (10,332)         (91) 11253.8%        (3,368)
   Accumulated other comprehensive
       loss                                                              (35,902)      (37,884)     (37,023)     2.3%       (38,383)
                                                                     -----------   -----------   ----------   ------   ------------
     TOTAL COMMON EQUITY                                                 273,922       273,791      250,094      9.5%       270,755
                                                                     -----------   -----------   ----------   ------   ------------
        STOCKHOLDERS' EQUITY                                             341,922       341,791      318,094      7.4%       338,755
                                                                     ===========   ===========   ==========   ======   ============
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 4,392,983   $ 4,544,454   $4,164,411      9.1%  $  4,246,865
                                                                     ===========   ===========   ==========   ======   ============
   NUMBER OF FINANCIAL CENTERS                                                24            24           23                      23
                                                                     -----------   -----------   ----------            ------------

                                                      QUARTER ENDED                       SIX-MONTH PERIOD ENDED         YEAR-ENDED
                                       ------------------------------------------- ----------------------------------- -------------
                                       31-DEC-05   31-DEC-04    %      30-SEP-05    31-DEC-05     31-DEC-04      %       30-JUN-05
                                       --------- ------------- ----  ------------- -----------  ------------- -------- -------------
                                                 (AS RESTATED)       (AS RESTATED)              (AS RESTATED)          (AS RESTATED)
                                                 -------------       -------------              -------------          -------------
CREDIT DATA

NET CREDIT LOSSES:
   Mortgage                                559       1,052    -46.9%  $      70     $      629   $   1,197     -47.5%  $     2,860
   Commercial                               70          81    -13.6%         94            164          25     557.6%          496
   Consumer                                529         267     98.3%        445            973         571      70.5%        1,017
                                       -------    --------    -----   ---------     ----------   ---------    ------   -----------
     Net loans charged-off             $ 1,158    $  1,400    -17.3%  $     609     $    1,767   $   1,793      -1.5%  $     4,373
                                       -------    --------    -----   ---------     ----------   ---------    ------   -----------
     Net credit losses to average
        loans outstanding                 0.50%       0.67%   -24.7%       0.27%          0.38%       0.44%     -12.6%        0.53%
                                       -------    --------    -----   ---------     ----------   ---------    ------   -----------

   Allowance for loan losses                                          $   6,837     $    6,630   $   7,565     -12.4%  $     6,495
                                                                      ---------     ----------   ---------    ------   -----------
   Allowance coverage ratios:
     Allowance for loan losses to
        total loans                                                        0.75%          0.73%       0.97%    -24.7%         0.71%
                                                                      ---------     ----------   ---------    ------   -----------
     Allowance for loan losses to
        non-performing loans                                              24.03%         23.32%      25.12%     -7.2%        21.05%
                                                                      ---------     ----------   ---------    ------   -----------
     Allowance for loan losses to
       non-residential non-performing
        loans                                                            134.85%        135.40%     184.69%    -26.7%       139.00%
                                                                      ---------     ----------   ---------    ------   -----------

   Non-performing assets
   summary:
     Mortgage                                                         $  23,385     $   23,535   $  26,024      -9.6%  $    26,184
     Commercial, mainly real estate                                       4,802          4,600       3,739      23.0%        4,549
     Consumer                                                               268            298         357     -16.6%          123
                                                                      ---------     ----------   ---------    ------   -----------
        Non-performing loans                                             28,455         28,433      30,120      -5.6%  $    30,856
     Foreclosed properties                                                4,521          4,802       2,687      78.7%        4,186
                                                                      ---------     ----------   ---------    ------   -----------
        Non-performing assets                                         $  32,976     $   33,235   $  32,807       1.3%  $    35,042
                                                                      =========     ==========   =========    ======   ===========

   Non-performing loans to
   total loans                                                             3.13%          3.12%       3.87%    -19.3%         3.38%
                                                                      ---------     ----------   ---------    ------   -----------
   Non-performing loans to total
       assets                                                              0.65%          0.63%       0.72%    -12.5%         0.73%
                                                                      ---------     ----------   ---------    ------   -----------
   Non-performing assets to total
       assets                                                              0.75%          0.73%       0.79%     -7.4%         0.82%
                                                                      ---------     ----------   ---------    ------   -----------

OFG -- Earnings Release Financial Tables 12.31.05 -- FINAL                Page 4

ORIENTAL FINANCIAL GROUP
FINANCIAL SUMMARY
(NYSE:OFG)

                                                      QUARTER ENDED                       SIX-MONTH PERIOD ENDED        YEAR-ENDED
                                      --------------------------------------------  ---------------------------------- ------------
                                      31-DEC-05    31-DEC-04    %       30-SEP-05    31-DEC-05     31-DEC-04      %      30-JUN-05
                                      --------- ------------- ----    ------------  -----------  ------------- ------- ------------
                                                (AS RESTATED)         (AS RESTATED)              (AS RESTATED)         (AS RESTATED)
                                                -------------         -------------              -------------         -------------

SUMMARY OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE
    DATA):

   LOAN PRODUCTION AND PURCHASES
      SUMMARY:
     Mortgage loans production        $ 61,389  $   55,928       9.8% $   73,305    $ 134,692      $ 110,340    22.1%   $   250,837
     Mortgage loans purchased              257           -     100.0%        342          599          1,045   -42.7%        38,861
                                      --------  ----------    ------  ----------    ---------      ---------  ------    -----------
        Total mortgage                  61,646      55,928      10.2%     73,647      135,291        111,385    21.5%       289,698
        Commercial                       9,843      26,378     -62.7%     23,040       32,884        118,136   -72.2%       205,844
        Consumer                         8,060       5,472      47.3%      6,078       14,139         10,547    34.1%        21,659
                                      --------  ----------    ------  ----------    ---------      ---------  ------    -----------
          Total loan production and
           purchases                  $ 79,549  $   87,778      -9.4% $  102,765    $ 182,314      $ 240,068   -24.1%   $   517,202
                                      ========  ==========    ======  ==========    =========      =========  ======    ===========

TAX EQUIVALENT SPREAD
   Interest-earning assets                5.01%       4.79%      4.6%       4.82%        4.91%          4.89%    0.4%          4.81%
   Tax equivalent adjustment              0.99%       1.11%    -10.8%       1.02%        0.50%          1.12%  -55.4%          1.08%
                                      --------  ----------    ------  ----------    ---------      ---------  ------    -----------
     INTEREST-EARNING ASSETS - TAX
        EQUIVALENT                        6.00%       5.90%      1.7%       5.84%        5.42%          6.01%   -9.8%          5.89%
   Interest-bearing liabilities           3.75%       2.68%     39.9%       3.40%        3.58%          2.62%   36.6%          2.81%
                                      --------  ----------    ------  ----------    ---------      ---------  ------
     Tax equivalent interest rate
        spread                            2.25%       3.22%    -30.1%       2.44%        1.84%          3.39%  -45.7%          3.08%
                                      ========  ==========    ======  ==========    =========      =========  ======    ===========
     Tax equivalent interest rate
        margin                            2.57%       3.42%    -24.9%       2.66%        2.11%          3.58%  -41.1%          3.27%
                                      ========  ==========    ======  ==========    =========      =========  ======    ===========

NORMAL SPREAD
   Investments                            4.52%       4.37%     3.40%       4.32%        4.42%          4.44%  -0.50%          4.33%
   Loans                                  6.82%       6.38%     6.90%       6.63%        6.73%          6.55%   2.70%          6.61%
                                      --------  ----------    ------  ----------    ---------      ---------  ------    -----------
     Interest-earning assets              5.01%       4.79%     4.60%       4.82%        4.91%          4.89%   0.40%          4.81%
                                      --------  ----------    ------  ----------    ---------      ---------  ------    -----------
   Deposits                               3.29%       2.68%    22.80%       3.04%        3.17%          2.63%  20.50%          2.73%
   Borrowings                             3.97%       2.68%    48.10%       3.57%        3.77%          2.61%  44.40%          2.84%
                                      --------  ----------    ------  ----------    ---------      ---------  ------    -----------
     Interest-bearing liabilities         3.75%       2.68%    39.90%       3.40%        3.58%          2.62%  36.60%          2.81%
                                      --------  ----------    ------  ----------    ---------      ---------  ------    -----------

   Interest rate spread                   1.26%       2.11%   -40.30%       1.42%        1.33%          2.27% -41.40%          2.00%
                                      ========  ==========    ======  ==========    =========      =========  ======    ===========
   Interest rate margin                   1.58%       2.31%   -31.60%       1.64%        1.60%          2.46% -35.00%          2.19%
                                      ========  ==========    ======  ==========    =========      =========  ======    ===========

OFG -- Earnings Release Financial Tables 12.31.05 -- FINAL                Page 5

ORIENTAL FINANCIAL GROUP                                        ADJUSTMENT TABLE

                                                   QUARTER-ENDED                        FISCAL YEAR-ENDED
                                                   ------------- -------------------------------------------------------------------
FINANCIAL STATEMENTS LINE ITEMS                      9/30/2005     6/30/2005       6/30/2004     6/30/2003     6/30/2002  6/30/2001
-------------------------------                    -------------  -----------    ------------   -----------   ----------  ---------
(IN THOUSANDS, EXCEPT PER SHARE DATA)
STOCKHOLDERS' EQUITY - AS PREVIOUSLY REPORTED      $     344,177  $   341,167    $   294,667    $   201,680    $ 166,429  $113,490

   Accumulated restatement adjustment                     (2,255)      (2,412)       (13,023)       (10,464)      (8,166)   (5,617)
                                                   -------------  -----------    -----------    -----------    ---------  --------

STOCKHOLDERS' EQUITY - AS RESTATED                 $     341,922  $   338,755    $   281,644    $   191,216    $ 158,263  $107,873
                                                   =============  ===========    ===========    ===========    =========  ========

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS- AS
PREVIOUSLY REPORTED                                $       7,221  $    51,810    $    59,451    $    48,933    $  36,064  $  6,082

   Compensation expense (benefit) related to various
   employment agreements with non-traditional
   anti-dilution provisions                                    -       (3,057)         3,931          3,749        3,890     2,353
                                                   -------------  -----------    -----------    -----------    ---------  --------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS - AS
RESTATED                                           $       7,221  $    54,867    $    55,520    $    45,184    $  32,174  $  3,729
                                                   =============  ===========    ===========    ===========    =========  ========

INCOME PER COMMON SHARE - AS PREVIOUSLY REPORTED
   Basic                                           $        0.29  $      2.11    $      2.65    $      2.32    $    1.74  $   0.29
                                                   =============  ===========    ===========    ===========    =========  ========
   Diluted                                         $        0.29  $      2.05    $      2.49    $      2.15    $    1.63  $   0.28
                                                   =============  ===========    ===========    ===========    =========  ========

   Average common shares outstanding                      24,926       24,571         22,394         21,049       20,738    20,867
   Average potential common-share equivalents                214          687          1,451          1,683        1,408       741
                                                   -------------  -----------    -----------    -----------    ---------  --------
                                                          25,140       25,258         23,845         22,732       22,146    21,608
                                                   =============  ===========    ===========    ===========    =========  ========

INCOME PER COMMON SHARE - AS RESTATED
   Basic                                           $        0.29  $      2.23    $      2.48    $      2.15    $    1.55  $   0.18
                                                   =============  ===========    ===========    ===========    =========  ========
   Diluted                                         $        0.29  $      2.14    $      2.32    $      1.99    $    1.46  $   0.17
                                                   =============  ===========    ===========    ===========    =========  ========

   Average common shares outstanding                      24,926       24,571         22,394         21,049       20,738    20,867
   Average potential common-share equivalents                398        1,104          1,486          1,643        1,313       625
                                                   -------------  -----------    -----------    -----------    ---------  --------
                                                          25,324       25,675         23,880         22,692       22,051    21,492
                                                   =============  ===========    ===========    ===========    =========  ========

CAPITAL RATIOS - AS PREVIOUSLY REPORTED
   Leverage capital                                       10.33%        10.65%         11.24%          8.19%        7.80%     6.68%
                                                   ============   ===========    ===========    ===========    =========  ========
   Tier 1 risk-based capital                              38.80%        38.83%         37.98%         24.48%       21.76%    19.53%
                                                   ============   ===========    ===========    ===========    =========  ========
   Total Risk-Based Capital                               39.39%        39.39%         38.69%         25.00%       22.10%    19.96%
                                                   ============   ===========    ===========    ===========    =========  ========

CAPITAL RATIOS - AS RESTATED
   Leverage capital                                       10.28%        10.59%         10.88%          7.83%        7.47%     6.40%
                                                   ============   ===========    ===========    ===========    =========  ========
   Tier 1 risk-based capital                              37.01%        36.96%         36.75%         23.38%       20.84%    18.69%
                                                   ============   ===========    ===========    ===========    =========  ========
   Total Risk-Based Capital                               37.58%        37.50%         37.46%         23.90%       21.18%    19.11%
                                                   ============   ===========    ===========    ===========    =========  ========

OFG -- Adjustment Table for 04.13.06 News Release -- FINAL                Page 1